UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 7, 2003

Date of Report (Date of earliest event reported)

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1720
150 South Fifth Street
Minneapolis, MN 55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

(Registrant’s Telephone Number, including Area Code)

ITEM 5                   OTHER EVENTS

On October 7, 2003, MAIR Holdings, Inc. (the “Registrant”), Mesaba Aviation, Inc., a wholly owned subsidiary of the Registrant (“Mesaba Aviation”), and Northwest Airlines, Inc. (“Northwest”) entered into an amendment to the Regional Jet Services Agreement (the “Amendment”).  The Amendment modifies the Regional Jet Services Agreement dated October 25, 1996 among the Registrant, Mesaba Aviation and Northwest by:

1.             Extending the date by which Northwest may give notice of early termination under the Regional Jet Services Agreement from October 28, 2003 to December 15, 2003.

2.             Removing five Avro RJ85 aircraft from service, commencing on or after December 1, 2003, on dates to be determined by Northwest.

If Mesaba Aviation receives notice of termination from Northwest not later than December 15, 2003, the Regional Jet Services Agreement will terminate as of April 25, 2004.

Reference is made to the press release issued by the Registrant on October 7, 2003, relating to the matters described above, a copy of which is included as Exhibit 99.1.

ITEM 7                   FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

Exhibit 10.1            Amendment to Regional Jet Services Agreement, dated October 7, 2003.

Exhibit 99.1            Press Release, dated October 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2003

MAIR HOLDINGS, INC.

	By:	/s/ Robert E. Weil
Robert E. Weil
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment to Regional Jet Services Agreement, dated October 7, 2003.

Exhibit 99.1	Press Release, dated October 7, 2003.